SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the

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TRANSAMERICA FUNDS

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Transamerica Funds

Transamerica Inflation-Protected Securities

1801 California Street, Suite 5200

Denver, CO 80202

September 19, 2017

Thank you for being a valued Transamerica shareholder.

We are reaching out to provide you with additional information regarding a new sub-sub-adviser arrangement for Transamerica Inflation-Protected Securities (the “Fund”). No action is required on your part. We do, however, ask that you review the enclosed Information Statement, which contains information about the new sub-sub-adviser for your Fund. We encourage you to store this document with your Transamerica investment information.

The Board of Trustees of Transamerica Funds unanimously approved the Fund’s new sub-sub-adviser, BlackRock International Limited, and approved a sub-sub-advisory agreement between BlackRock Financial Management, Inc., the sub-adviser to the Fund, and BlackRock International Limited dated April 3, 2017. Transamerica Asset Management, Inc. continues to serve as the Fund’s investment manager, and BlackRock Financial Management, Inc. continues to serve as the Fund’s sub-adviser. The Board believes the addition of BlackRock International Limited as a new sub-sub-adviser for the Fund is in the best interest of the Fund and its shareholders.

If you have any questions, please call 1-888-233-4339 between 8 a.m. and 5 p.m., Eastern Time, Monday through Friday.

Thank you, again, for your continued business.

Sincerely,

/s/ Marijn P. Smit
Marijn P. Smit Chairman, President and Chief Executive Officer

Summary

Information Statement

TRANSAMERICA FUNDS

Transamerica Inflation-Protected Securities

September 19, 2017

This information statement (“Information Statement”) is being furnished by the Board of Trustees (the “Board” or “Trustees”) of Transamerica Funds (the “Trust”) to the shareholders of Transamerica Inflation-Protected Securities (the “Fund”). Transamerica Funds is organized as a Delaware statutory trust. The Fund is a series of the Trust.

This Information Statement provides information regarding the approval by the Board of a new sub-sub-adviser for the Fund. Specifically, the Board of Trustees of the Trust has approved the addition of a sub-sub-adviser for the Fund pursuant to a sub-sub-advisory agreement between BlackRock Financial Management, Inc. (“BRFM”), the sub-adviser to the Fund, and BlackRock International Limited (“BIL”), the new sub-sub-adviser to the Fund (the “BIL Sub-Sub-Advisory Agreement”). A copy of the BIL Sub-Sub-Advisory Agreement is attached hereto as Exhibit A.

BIL became sub-sub-adviser of the Fund and commenced providing sub-sub-advisory services to the Fund on April 3, 2017. The Fund’s sub-adviser, BRFM, continues to serve as sub-adviser for the Fund. In connection with the addition of the sub-sub-adviser and as discussed in the Prospectus and Statement of Additional Information supplement dated April 3, 2017, and reflected in the Summary Prospectus revised as of June 27, 2017, changes were made to the Fund’s portfolio managers. Transamerica Asset Management, Inc. (“TAM”) continues to serve as the Fund’s investment manager.

This Information Statement is provided in lieu of a proxy statement to the Fund’s shareholders of record as of June 30, 2017 (the “Record Date”), pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (the “SEC”) on August 5, 1998. The Order permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) subject to the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the parties to the agreement (the “Independent Trustees”), without obtaining shareholder approval. Pursuant to the Order, however, the Fund is required to provide certain information about a new sub-advisory agreement to its shareholders.

A Notice of Internet Availability of the Information Statement is being mailed on or about September 19, 2017. The Fund will bear the costs associated with preparing and distributing this Information Statement and the Notice of Internet Availability of the Information Statement to shareholders.

The annual report of the Fund is sent to shareholders of record following the Fund’s fiscal year end. The fiscal year end of Transamerica Inflation-Protected Securities is October 31. The Fund will furnish, without charge, a copy of its most recent annual and semi-annual report to a shareholder upon request. Such requests should be directed to the Fund by calling toll free 1-888-233-4339. Copies of the most recent annual and semi-annual report of the Fund are also available on the EDGAR Database on the SEC’s Internet site at www.sec.gov.

The enclosed material is for your information only. It is not a proxy statement and you are not being asked to vote. Please note that only one copy of this Information Statement may be delivered to two or more shareholders who share an address, unless the Fund has received instructions to the contrary. Please contact the Fund at the address and phone number set forth above if you have any questions.

We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

The Information Statement will be available on the Fund’s website at www.transamerica.com until at least December 31, 2017. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Fund at 1-888-233-4339.

TRANSAMERICA FUNDS

Transamerica Inflation-Protected Securities

QUESTIONS AND ANSWERS

Q.	Why am I receiving this Information Statement?

A.	This Information Statement is being furnished by the Board to inform shareholders of the Fund of a recent addition of a sub-sub-adviser for the Fund. The Board, upon the recommendation of TAM, has approved the addition of a sub-sub-advisory agreement between BRFM, the sub-adviser to the Fund, and BIL, the new sub-sub-adviser to the Fund. BIL became sub-sub-adviser of the Fund on April 3, 2017. The Fund’s sub-adviser, BRFM, continues to act as sub-adviser to the Fund.

The Fund has obtained exemptive relief from the SEC that permits the Board to approve new sub-advisers (or, in this case, sub-sub-advisers) without shareholder approval under certain circumstances. This Information Statement provides information regarding BIL and the BIL Sub-Sub-Advisory Agreement.

Q.	Am I being asked to vote on anything?

A.	No. This Information Statement is being provided to the Fund’s shareholders in lieu of a proxy statement pursuant to the terms of the exemptive order. You are not being asked to vote on the addition of the new sub-sub-adviser, but you are encouraged to review this Information Statement.

Q.	What is TAM’s role as a manager of managers?

A.	TAM acts as a “manager of managers” for the Fund. TAM recommended to the Board the addition of BIL as a sub-sub-adviser to perform sub-sub-advisory services to the Fund. Accordingly, BIL has entered into the BIL Sub-Sub-Advisory Agreement with BRFM. In acting as a manager of managers, TAM provides investment management services that include, without limitation, selection, proactive oversight and monitoring of the sub-adviser (or sub-sub-adviser, as applicable), daily monitoring of the sub-adviser’s (or sub-sub-adviser’s, as applicable), buying and selling of securities for the Fund, and regular review and evaluation of the sub-adviser’s (or sub-sub-adviser’s, as applicable), performance and adherence to investment style and process.

Q.	Why was BIL appointed as a Sub-Sub-Adviser for the Fund?

A.	BRFM requested that Christopher Allen be appointed as a co-portfolio manager for the Fund. Because Mr. Allen is employed by BIL, an affiliate of BRFM, it was necessary to appoint BIL as a new sub-sub-adviser for the Fund. After full and complete discussion, the Board approved the appointment of BIL as a sub-sub-adviser for the Fund. Among other things, the Board considered the potential for the new investment sub-advisory structure to provide the Fund with superior risk-adjusted returns. The key factors considered by the Board are discussed later in this Information Statement.

INFORMATION STATEMENT

At a regularly scheduled meeting of the Board held March 8–9, 2017, the Board approved, at TAM’s recommendation, a Sub-Sub-Advisory Agreement with BIL for the Fund, as described below, effective April 3, 2017. BIL took over day-to-day management of the Fund on April 3, 2017. As discussed in the Prospectus and Statement of Additional Information supplement dated April 3, 2017, and reflected in the Summary Prospectus revised as of June 27, 2017, changes were made to the Fund’s portfolio managers.

This Information Statement describes BIL and the terms of the BIL Sub-Sub-Advisory Agreement.

THE FUND AND ITS MANAGEMENT AGREEMENT

TAM, a Florida corporation located at 1801 California Street, Suite 5200, Denver, CO 80202, manages the assets of the Fund pursuant to a Management Agreement (the “Management Agreement”) dated March 1, 2016, which was last approved by the Board, including a majority of the Independent Trustees, on June 7-8, 2017. TAM is directly owned by Transamerica Premier Life Insurance Company (“TPLIC”) (77%) and AUSA Holding, LLC (“AUSA”) (23%), both of which are indirect, wholly owned subsidiaries of Aegon NV. TPLIC is owned by Commonwealth General Corporation (“Commonwealth”). Commonwealth and AUSA are wholly owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is wholly owned by The Aegon Trust, which is wholly owned by Aegon International B.V., which is wholly owned by Aegon NV, a Netherlands corporation and a publicly traded international insurance group.

TAM has agreed, under the Management Agreement, to regularly provide the Fund with investment management services, including management, supervision and investment research and advice, and to furnish a continuous investment program for the Fund’s portfolio of securities and other investments consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s prospectus and statement of additional information. TAM also provides supervisory and administrative services to the Fund, as well as services incidental to the foregoing services. TAM is permitted to enter into contracts with sub-advisers, subject to the Board’s approval.

No officer or Trustee of the Fund is a director, officer or employee of BIL. No officer or Trustee of the Fund, through the ownership of securities or otherwise, has any other material direct or indirect interest BIL or any other person controlling, controlled by or under common control with BIL. Since the Record Date, none of the Trustees of the Fund has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which BIL or any of its affiliates was or is to be a party.

TERMS OF THE EXISTING SUB-ADVISORY AGREEMENT

BRFM has served as sub-adviser to the Fund since the Fund’s launch. BRFM is located at 55 East 52nd Street, New York NY 10055.

BRFM provides sub-advisory services to the Fund pursuant to an investment sub-advisory agreement between TAM and BRFM (the “BRFM Sub-Advisory Agreement”). As sub-adviser to the Fund, BRFM is responsible for sub-advising the assets of the Fund in a manner consistent with the terms of the BRFM Sub-Advisory Agreement and the investment objective, strategies and policies of the Fund. The BRFM Sub-Advisory Agreement, dated as of November 11, 2016, was initially approved by the Board, including a majority of the Independent Trustees, on June 7-8, 2016. The BRFM Sub-Advisory Agreement was approved by the Fund’s initial shareholder prior to the Fund’s launch.

COMPARISON OF THE BIL SUB-SUB-ADVISORY AGREEMENT

AND THE BRFM SUB-ADVISORY AGREEMENT

As discussed below under the caption “Evaluation by the Board,” the addition of BIL as a sub-sub-adviser for the Fund was approved by the Board at a meeting held March 8-9, 2017, and the BIL Sub-Sub-Advisory Agreement was approved for an initial two-year period. Thereafter, the BIL Sub-Sub-Advisory Agreement shall be subject to the specific approval, at least annually, by vote of a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval, and by either the Board or an affirmative vote of the majority of outstanding voting securities (as that term is defined in the 1940 Act) of the Fund.

Under the BIL Sub-Sub-Advisory Agreement, the sub-sub-advisory fees payable to BIL will be paid by BRFM from its sub-advisory fee, and not directly by TAM or the Fund. The Fund’s management and sub-advisory fee schedule did not change. Descriptions of the sub-advisory fee rates payable by TAM to BRFM under the BRFM Sub-Advisory Agreement and the sub-sub-advisory fees payable by BRFM to BIL under the BIL Sub-Sub-Advisory Agreement appear below under the caption “Sub-Advisory Fees.”

The terms of the BIL Sub-Sub-Advisory Agreement and the BRFM Sub-Advisory Agreement are similar.

Under the BIL Sub-Sub-Advisory Agreement, subject to the oversight and supervision of BRFM and the Board, BIL shall regularly perform certain of the day-to-day operations of the Fund, which may include one or more of the following services, at the request of BRFM: (a) acting as investment adviser for and managing the investment and reinvestment of those assets of the Fund as BRFM may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (b) arranging, subject to certain provisions, for the purchase and sale of securities and other assets of the Fund; (c) providing investment research and credit analysis concerning the Fund’s investments, (d) assisting BRFM in determining what portion of the Fund’s assets will be invested in cash, cash equivalents and money market instruments, (e) placing orders for all purchases and sales of such investments made for the Fund, and (f) maintaining the books and records as are required to support Fund investment operations. BIL shall provide sub-sub-advisory services consistent with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s current Prospectus and Statement of Additional Information and resolutions of the Trust’s Board. The BRFM Sub-Advisory Agreement contains similar provisions.

The BIL Sub-Sub-Advisory Agreement provides that BIL will place orders for the purchase and sale of portfolio securities either directly with the issuer or with any broker or dealer, but it will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, BIL may trade outside of the regulated market or multilateral trading facility, but will consider the experience and skill of the firm’s securities traders, financial responsibility and administrative efficiency. BIL may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of BRFM or BIL. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by BIL. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that BIL determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of BRFM or BIL to the Fund and their other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. Subject to certain conditions, BIL may select brokers and dealers with which it, BRFM or the Fund is affiliated. The Board may adopt policies and procedures that modify and restrict BIL’s authority regarding the execution of the Fund’s portfolio transactions. The BRFM Sub-Advisory Agreement contains similar provisions.

The BIL Sub-Sub-Advisory Agreement provides that it: (i) may be terminated by the Trust or BRFM at any time, without the payment of any penalty, upon giving BIL 60 days’ notice (which notice may be waived by BIL), provided that such termination by the Trust or BRFM shall be directed or approved either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund; (ii) may be terminated by BIL upon 60 days’ written notice to the Trust and BRFM (which notice may be waived by the Trust and BRFM); (iii) will be terminated automatically upon any termination of the BRFM Sub-Advisory Agreement between TAM and BRFM; and (iv) will terminate immediately in the event of its assignment. The BRFM Sub-Advisory Agreement contains similar provisions.

The BIL Sub-Sub-Advisory Agreement mandates that BIL is subject to the oversight and supervision of the BRFM and the Trust’s Board, and shall provide to BRFM or the Trust any of the facilities and equipment and perform any of the services described in Section 2 of the BRFM Sub-Advisory Agreement. In addition, BIL must keep the Trust and BRFM informed of developments materially affecting the Fund and shall, on its own initiative, furnish to the Fund from time to time whatever information BIL believes appropriate for this purpose. BIL must also periodically communicate to BRFM, at such times as BRFM may direct, information concerning the purchase and sale of securities for the Fund, including any such information as BRFM may reasonably require for purposes of fulfilling its obligations to the Trust under the BRFM Sub-Advisory Agreement. The BRFM Sub-Advisory Agreement contains similar provisions.

The BIL Sub-Sub-Advisory Agreement states that BIL shall be responsible only for rendering the services called for thereunder in good faith and shall not be liable for any error of judgment or mistake of law, or for any suffered by BRFM or by the Trust or the Fund in connection with the performance of the BIL Sub-Sub-Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under the BIL Sub-Sub-Advisory Agreement. The BRFM Sub-Advisory Agreement contains similar provisions.

Shareholders should refer to Exhibit A attached hereto for the complete terms of the BIL Sub-Sub-Advisory Agreement. The summary of the BIL Sub-Sub-Advisory Agreement set forth herein is qualified in its entirety by the provisions of the BIL Sub-Sub-Advisory Agreement as set forth in Exhibit A.

TAM MANAGEMENT FEES

In connection with the addition of BIL as sub-sub-adviser for the Fund, the management fee schedule payable by the Fund to TAM did not change. Under the investment management agreement between TAM and the Trust on behalf of the Fund, the Fund currently pays TAM 0.38%, of its average daily net assets on an annual basis.

The Fund commenced operations on April 21, 2017 after acquiring the assets and assuming the liabilities of three Transamerica Partners funds, including Transamerica Partners Institutional Inflation-Protected Securities. Accordingly, there were no management fees paid to TAM by the Fund for the fiscal year ended October 31, 2016.

The net assets are equal to the market value of the Fund. Fees are accrued daily and paid by the Fund monthly. As of June 30, 2017, the net assets of the Fund were approximately $224.9 million.

SUB-ADVISORY FEES

In connection with the addition of BIL as sub-sub-adviser for the Fund, the management fee schedule payable by the TAM to BFRM did not change. Under the current BRFM Sub-Advisory Agreement between TAM and BRFM, TAM (not the Fund) pays BRFM the following sub-advisory fees for its services with respect to the Fund’s average daily net assets on an annual basis:

First $100 million	0.15%
Over $100 million up to $250 million	0.10%
Over $250 million	0.05%

The Fund commenced operations on April 21, 2017 after acquiring the assets and assuming the liabilities of three Transamerica Partners funds, including Transamerica Partners Institutional Inflation-Protected Securities. Accordingly, there were no sub-advisory fees paid by TAM to BRFM for services to the Fund for the fiscal year ended October 31, 2016.

Under the BIL Sub-Sub-Advisory Agreement, BRFM (not TAM or the Fund) pays BIL for its services an amount as agreed to between BRFM and BIL from time to time, as computed daily and payable monthly. Such fees paid to BIL by BRFM are borne from the fees paid by TAM to BRFM.

INFORMATION REGARDING THE SUB-SUB-ADVISER

BIL is a wholly-owned subsidiary of BlackRock, Inc. and has been a registered investment adviser since 1996. BlackRock, Inc. and its affiliates had approximately $5.42 trillion in total assets under management as of March 31, 2017. BIL’s principal business address is Exchange Place One, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom.

Portfolio Managers

Name	Sub-Adviser	Positions Over Past Five Years

Martin Hegarty	BlackRock Financial Management, Inc.	Portfolio Manager of the fund since 2016; Portfolio Manager with BlackRock Financial Management, Inc. since 2010; Managing Director; Senior Portfolio Manager; From 2003 – 2010, Bank of America Merrill Lynch, Director, Global Rates and Currency Group

Christopher Allen, CFA	BlackRock International Limited	Portfolio Manager of the fund since 2017; Portfolio Manager with BlackRock International Limited since 2006; Senior Portfolio Manager; Lead Manager

Management and Governance. Listed below are the names, positions and principal occupations of the directors and principal executive officers of BIL as of June 30, 2017. The principal address of each individual as it relates to his or her duties at BIL is the same as that of BIL unless otherwise noted.

Name	Position with BIL
Colin R. Thomson	Chief Financial Officer, Director
Nicholas J. Charrington*	Director
Richard M. Webb*	Director
James E. Fishwick*	Director
David J. Blumer*	Director, Chief Executive Officer
Eleanor J. DeFreitas*	Director
Margaret A. Young*	Director
Patrick M. Olson*	Chief Operating Officer, Director
Rudolph A. Damm*	Director
Edna T. McMahon*	Chief Compliance Officer

*	Principal address is 12 Throgmorton Avenue, London, EC2N 2DL-LO9, United Kingdom.

Management Activities. BIL acts as sub-adviser, as indicated, for the following registered investment company(s) with investment objectives similar to the Fund:

Comparable Fund for which BIL serves as Sub-Adviser	Assets Managed by BIL	Sub-advisory Fee Paid to BIL*
Confidential 1940 Act Sub-advised Fund (Inception: 3/17/2010)	$500,546,777 (as of 6/30/17)	8bps
Confidential 1940 Act Sub-advised Fund (Inception: 12/31/2008)	$1,555,417,963 (as of 6/30/17)	8bps

*	Effective fee based on assets as of 6/30/17

EVALUATION BY THE BOARD

At a meeting of the Board held on March 8-9, 2017, the Board considered the addition of BIL as a sub-sub-adviser for the Fund to co-sub-advise the Fund along with BRFM, the existing sub-adviser for the Fund. Following their review and consideration, the Trustees determined that the terms of the BIL Sub-Sub-Advisory Agreement between BRFM and BIL for sub-advisory duties for the Fund were reasonable, and approval of the BIL Sub-Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. The Board, including the Independent Trustees, unanimously approved the BIL Sub-Sub-Advisory Agreement with respect to the Fund for an initial two-year period.

To assist the Trustees in their consideration of the BIL Sub-Sub-Advisory Agreement, the Trustees requested and received from TAM, BRFM and BIL certain information in advance of their meeting. They then reviewed such information as they deemed reasonably necessary to evaluate the proposed agreements. In addition, the Independent Trustees consulted with independent legal counsel, discussing, among other things, the legal standards and certain other considerations relevant to the Trustees’ deliberations.

Among other matters, the Trustees considered:

(a)	that BIL is an experienced and respected asset management firm that TAM believes has the capabilities, resources and personnel necessary to provide sub-sub-advisory services to the Fund based on an assessment of its organization and, investment talent;

(b)	the proposed responsibilities of BIL for the Fund and the sub-sub-advisory services expected to be provided by it;

(c)	the fact that the sub-sub-advisory fees payable to BIL would be paid by BRFM out of its sub-advisory fee and not by the Fund;

(d)	that TAM recommended to the Trustees that BIL be appointed as sub-sub-adviser to the Fund based on BRFM’s and TAM’s desire to engage an investment sub-sub-adviser with a proven track record; and

(e)	that TAM advised the Trustees that the appointment of BIL is not expected to result in any diminution in the nature, extent and quality of services provided to the Fund and its respective shareholders, including compliance services.

In their deliberations, the Trustees evaluated a number of considerations that they believed, in light of the legal advice furnished to them by counsel, including independent legal counsel, and/or their own business judgment, to be relevant. The Trustees based their decisions on the considerations discussed below, among others, although they did not identify any particular consideration or information that was controlling of their decisions, and each Trustee may have attributed different weights to the various factors.

Nature, Extent and Quality of the Services to be Provided. In evaluating the nature, extent and quality of the services to be provided by BIL under the BIL Sub-Sub-Advisory Agreement, the Trustees considered, among other things, information provided by TAM, BRFM and BIL regarding the operations, facilities, organization and personnel of BIL, and the anticipated ability of BIL to perform its duties under the BIL Sub-Sub-Advisory Agreement. The Trustees considered that BIL is an experienced and respected asset management firm and that TAM believes that BIL has the capabilities, resources and personnel necessary to provide sub-sub-advisory services to the Fund based on the assessment of BIL’s organization and, investment talent.

Based on their review of the materials provided and the information they had received from TAM, BRFM and BIL, the Trustees determined that BIL can provide sub-sub-advisory services that are appropriate in scope and extent in light of the proposed investment program for the Fund and that BIL’s appointment is not expected to adversely affect the nature, extent and quality of services provided to the Fund.

Investment Performance. The Trustees considered BIL’s investment management experience, capabilities and resources. On the basis of this information and the Trustees’ assessment of the nature, extent and quality of the services to be provided by BIL, the Trustees concluded that BIL is capable of generating a level of investment performance that is appropriate in light of the Fund’s current investment objective and principal investment strategy.

Sub-Sub-Advisory Fee, Cost of Services to be Provided. The Trustees considered the proposed sub-sub-advisory fee schedule under the BIL Sub-Sub-Advisory Agreement. The Trustees noted that the proposed sub-sub-advisory fee schedule payable to BIL by BRFM will be paid from BRFM’s sub-advisory fee and will not result in any changes to the Fund’s current fees or expenses.

Economies of Scale. In evaluating the extent to which the sub-sub-advisory fees payable under the BIL Sub-Sub-Advisory Agreement reflect economies of scale or would permit economies of scale to be realized in the future, the Trustees noted that the sub-sub-advisory fee schedule payable to BIL by BRFM will be paid from BRFM’s sub-advisory fee and will not have any direct impact on whether the Fund is currently realizing economies of scale or would be able to do so in the future. As such, the Trustees concluded that they would have the opportunity to periodically reexamine the appropriateness of the management fees payable by the Fund to TAM, and the sub-advisory and sub-sub-advisory fees payable by TAM to BRFM and BIL, respectively, in light of any economies of scale experienced in the future.

Fall-Out Benefits. The Trustees considered incidental benefits expected to be derived by BIL from its relationship with the Fund. The Trustees noted that TAM would not realize soft dollar benefits from its relationship with BIL, and that BIL may engage in soft dollar arrangements consistent with applicable law and “best execution” requirements.

Conclusion. After consideration of the factors described above, as well as other factors, the Trustees, including all of the Independent Trustees, concluded that the approval of the BIL Sub-Sub-Advisory Agreement was in the best interests of the Fund and its shareholders and unanimously approved the BIL Sub-Sub-Advisory Agreement.

BROKERAGE INFORMATION

The Fund commenced operations on April 21, 2017, so there were no brokerage commissions incurred on security transactions placed with affiliates of TAM, BRFM or BIL for the fiscal year ended October 31, 2016.

ADDITIONAL INFORMATION

TAM, the Trust’s investment manager, Transamerica Fund Services, Inc., the Trust’s transfer agent, and Transamerica Capital, Inc., the Trust’s principal underwriter, are each located at 1801 California Street, Suite 5200, Denver, CO 80202.

As of June 30, 2017, the Trustees and officers of the Fund, individually and as a group, owned beneficially less than 1% of the outstanding shares of the Fund.

As of June 30, 2017, the following persons owned of record 5% or more of the outstanding interests in the Fund:

Name & Address	Fund Name	Class	Percent
Transamerica Asset Mgmt Inc Unregistered Products Transamerica Life Ins Co—MFTC Ttee 440 Mamaroneck Ave Harrison NY 10528-2418	Transamerica Inflation-Protected Securities	I3	100.00%
State Street Bank & Trust Co Ttee Trs Class R Series 440 Mamaroneck Ave Harrison NY 10528-2418	Transamerica Inflation-Protected Securities	R	100.00%
State Street Bank & Trust Co Ttee Various Retirement Plans Trs Class R4 Series 440 Mamaroneck Ave Harrison NY 10528-2418	Transamerica Inflation-Protected Securities	R4	100.00%

Any shareholder who holds beneficially 25% or more of a Fund may be deemed to control the Fund until such time as such shareholder holds beneficially less than 25% of the outstanding common shares of the Fund. Any shareholder controlling a Fund may be able to determine the outcome of issues that are submitted to shareholders for vote and may be able to take action regarding the Fund without the consent or approval of other shareholders.

As of June 30, 2017, the following persons owned of record 25% or more of the outstanding interests in the Fund:

Name & Address	Fund Name	Shares	Percent
Transamerica Asset Mgmt Inc Unregistered Products Transamerica Life Ins Co—MFTC Ttee 440 Mamaroneck Ave Harrison NY 10528-2418	Transamerica Inflation-Protected Securities	16,435,123.150	72.37%

The Trust is a Delaware statutory trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for the Fund, or for the Trust as a whole, for purposes such as electing or removing Trustees, changing fundamental policies or approving an advisory contract. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received by the Trust at the Trust’s office within a reasonable time before the proxy solicitation is made.

By Order of the Board of Trustees,
Transamerica Funds

Tané T. Tyler
Vice President, Associate General Counsel,
Chief Legal Officer and Secretary

September 19, 2017

EXHIBIT A

SUB-SUB-INVESTMENT ADVISORY AGREEMENT

AGREEMENT dated April 3, 2017, between BlackRock Financial Management, Inc., a Delaware corporation (the “Sub-Advisor”), and BlackRock International Limited, a corporation organized under the laws of Scotland (the “Sub-Sub-Advisor”).

WHEREAS, Transamerica Funds (the “Trust”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as an open-end management investment company;

WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies and limitations;

WHEREAS, pursuant to an Investment Management Agreement, effective as of March 1, 2016 (the “Management Agreement”), a copy of which has been provided to Sub-Advisor, the Trust has retained Transamerica Asset Management, Inc. (the “Adviser”) to render advisory, management, and administrative services with respect to the Trust’s series;

WHEREAS, the Adviser has retained Sub-Advisor as investment sub-adviser to provide the investment advisory services to Transamerica Inflation-Protected Securities (the “Fund”) pursuant to a Sub-Advisory Agreement effective as of November 11, 2016 (the “Sub-Advisory Agreement”);

WHEREAS, the Sub-Advisor wishes to retain Sub-Sub-Advisor to provide it with sub-advisory services as described below in connection with Sub-Advisor’s advisory activities with respect to the Fund, and the Trust and the Adviser have agreed that Sub-Advisor may retain an affiliated investment adviser to provide certain advisory activities with respect to the Fund so long as Sub-Advisor shall be as fully responsible to the Trust for the acts and omissions of the Sub-Sub-Advisor as it is for its own acts and omissions;

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Sub-Sub-Advisor is willing to furnish such services upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1. Appointment. The Sub-Advisor hereby appoints the Sub-Sub-Advisor to act as sub-advisor with respect to the Fund and the Sub-Sub-Advisor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. For the purposes of the rules of the Financial Conduct Authority of the United Kingdom and based on information obtained in respect of the Sub-Advisor, the Sub-Advisor will be treated by the Sub-Sub-Advisor as a professional client.

2. Services of the Sub-Sub-Advisor. Subject to the succeeding provisions of this section, the oversight and supervision of the Sub-Advisor and the Trust’s Board of Trustees, the Sub-Sub-Advisor will perform certain of the day-to-day operations of the Fund, which may include one or more of the following services, at the request of the Sub-Advisor: (a) acting as investment advisor for and managing the investment and reinvestment of those assets of the Fund as the Sub-Advisor may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (b) arranging, subject to the provisions of Section 3 hereof, for the purchase and sale of securities and other assets of the Fund; (c) providing investment research and credit analysis concerning the Fund’s investments, (d) assisting the Sub-Advisor in determining what portion of the Fund’s assets will be invested in cash, cash equivalents and money market instruments, (e) placing orders for all purchases and sales of such investments made for the Fund, and (f) maintaining the books and records as are required to support Fund investment operations. At the request of the Sub-

Advisor, the Sub-Sub-Advisor will also, subject to the oversight and supervision of the Sub-Advisor and the Trust’s Board of Trustees, provide to the Sub-Advisor or the Trust any of the facilities and equipment and perform any of the services described in [Section 2] of the Sub-Advisory Agreement. In addition, the Sub-Sub-Sub-Advisor will keep the Trust and the Sub-Advisor informed of developments materially affecting the Fund and shall, on its own initiative, furnish to the Fund from time to time whatever information the Sub-Sub-Advisor believes appropriate for this purpose. The Sub-Sub-Advisor will periodically communicate to the Sub-Advisor, at such times as the Sub-Advisor may direct, information concerning the purchase and sale of securities for the Fund, including: (a) the name of the issuer, (b) the amount of the purchase or sale, (c) the name of the broker or dealer, if any, through which the purchase or sale will be effected, (d) the CUSIP number of the instrument, if any, and (e) such other information as the Sub-Advisor may reasonably require for purposes of fulfilling its obligations to the Trust under the Sub-Advisory Agreement. The Sub-Sub-Advisor will provide the services rendered by it under this Agreement in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and Statement of Additional Information (as currently in effect and as they may be amended or supplemented from time to time) and the resolutions of the Trust’s Board of Trustees.

The Sub-Sub-Advisor represents, warrants and covenants that it is authorized and regulated by the Financial Conduct Authority (“FCA” and the applicable rules promulgated by the FCA, “FCA Rules”).

3. Covenants.

(a) In the performance of its duties under this Agreement, the Sub-Sub-Advisor shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and all applicable Rules and Regulations of the Securities and Exchange Commission (the “SEC”); (ii) any other applicable provision of law; (iii) the provisions of the Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of the Fund as set forth in the Fund’s Registration Statement on Form N-1A and/or the resolutions of the Board of Trustees; and (v) any policies and determinations of the Board of Trustees of the Trust; and

(b) In addition, the Sub-Sub-Advisor will:

(i) place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this section, in placing orders with brokers and dealers, the Sub-Sub-Advisor will attempt to obtain the best price and the most favorable execution of its orders. The Sub-Advisor has been provided with a copy of the Sub-Sub-Advisor’s order execution policy and hereby confirms that it has read and understood the information in the order execution policy and agrees to it. In particular, the Sub-Advisor agrees that the Sub-Sub-Advisor may trade outside of the regulated market or multilateral trading facility. In placing orders, the Sub-Sub-Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Sub-Sub-Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Sub-Advisor or the Sub-Sub-Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Sub-Sub-Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Sub-Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Sub-Advisor and the Sub-Sub-Advisor to the Fund and their other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Sub-Sub-Advisor may select brokers and dealers with which it or the Fund is affiliated;

(ii) maintain books and records with respect to the Fund’s securities transactions and will render to the Sub-Advisor and the Trust’s Board of Trustees such periodic and special reports as they may request;

(iii) maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Sub-Sub-Advisor makes investment recommendations for the Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund’s account are customers of the commercial department of its affiliates; and

(iv) treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and the Fund’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

(c) In addition, the Sub-Advisor:

(i) agrees that the Sub-Sub-Advisor may, to the extent permitted by the FCA Rules, aggregate transactions for the Fund with transactions for other clients and/ or its own account. In relation to a particular order, aggregation may operate on some occasions to the advantage of the Sub-Advisor and on other occasions to the Sub-Advisor’s disadvantage. However, it must be unlikely that the aggregation of orders and transactions will work overall to the disadvantage of the Sub-Advisor before transactions will be aggregated;

(ii) instructs the Sub-Sub-Advisor not to make or book client limit orders (being a specific instruction from the Sub-Advisor to buy or sell a financial instrument at a specified price limit or better and for a specified size) in respect of securities admitted to trading on a regulated market which are not immediately executed under prevailing market conditions;

(iii) The Sub-Adviser acknowledges that the Sub-Sub-Advisor does not hold “client money” and/or “safe custody assets” for the Advisor under the Client Asset Rules (the “CASS Rules”) of the FCA.

4. Services Not Exclusive. Nothing in this Agreement shall prevent the Sub-Sub-Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Sub-Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Sub-Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Sub-Advisor hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request. The Sub-Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act (to the extent such books and records are not maintained by the Sub-Advisor).

6. Compensation. Sub-Advisor agrees to pay to Sub-Sub-Advisor out of the fee paid by Advisor to Sub-Advisor and Sub-Sub-Advisor agrees to accept as full compensation for all services rendered by Sub-Sub-Advisor as such a fee, computed daily and payable monthly, as agreed to between Sub-Sub-Advisor and Sub-Advisor from time to time.

7. Limitation on Liability. The Sub-Sub-Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Sub-Advisor or by the Trust or the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. As used in this Section 7, the term “Sub-Sub-Advisor” shall include any affiliates of the Sub-Sub-Advisor performing services for the Fund contemplated hereby and partners, directors, officers and employees of the Sub-Sub-Advisor and such affiliates.

8. Duration and Termination. This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to the Fund as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust’s Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust or the Sub-Advisor at any time, without the payment of any penalty, upon giving the Sub-Sub-Advisor 60 days’ notice (which notice may be waived by the Sub-Sub-Advisor), provided that such termination by the Trust or the Sub-Advisor shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Fund entitled to vote, or by the Sub-Sub-Advisor on 60 days’ written notice (which notice may be waived by the Trust and the Sub-Advisor), and will terminate automatically upon any termination of the Sub-Advisory Agreement between the Trust and the Sub-Advisor. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

9. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

13. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.

BLACKROCK FINANCIAL MANAGEMENT, INC

By.	/s/ Michael Ferraro
Name: Michael Ferraro
Title: Director

BLACKROCK INTERNATIONAL LIMITED

By.	/s/ Cathy Carnegie
Name: Cathy Carnegie
Title: Managing Director, BlackRock

BLACKROCK INTERNATIONAL LIMITED

By.	/s/ Elliott Hughes
Name: Elliott Hughes
Title: Director, BlackRock

TRANSAMERICA FUNDS

Transamerica Inflation-Protected Securities

1801 California Street, Suite 5200

Denver, CO 80202

Telephone: 1-888-233-4339

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to Transamerica Inflation-Protected Securities (the “Fund”). Transamerica Inflation-Protected Securities is a series of Transamerica Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement details a recent change in the investment sub-advisory structure for the Fund. Specifically, the Board of Trustees of the Trust has approved the addition of a new sub-sub-advisory arrangement pursuant to a sub-advisory agreement between BlackRock Financial Management, Inc., sub-adviser to the Fund, and BlackRock International Limited, sub-sub-adviser to the Fund, on behalf of the Fund. BlackRock International Limited became sub-sub-adviser for the Fund and commenced providing sub-sub-advisory services to the Fund on April 3, 2017. The Fund’s existing sub-adviser, BlackRock Financial Management, Inc., continues to act as sub-adviser for the Fund. In connection with the change in sub-advisory structure, and as discussed in the Prospectus and Statement of Additional Information supplement dated April 3, 2017, and reflected in the Summary Prospectus revised as of June 27, 2017, changes were made to the Fund’s portfolio managers. TAM continues to serve as the Fund’s investment manager.

The Trust and TAM have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval. The Order instead requires that an information statement be sent to you. In lieu of physical delivery of the Information Statement, the Trust will make the Information Statement available to you online.

The full Information Statement will be available to review on the Fund’s website at www.transamerica.com until at least December 31, 2017. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Fund at 1-888-233-4339.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.